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                                                                    EXHIBIT 23.1



                  CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

    We consent to the incorporation by reference in PacifiCare Health Systems, Inc.'s Current Report on Form 8-K of our report dated November 18, 1996, with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc. included in the Annual Report (Form 10-K, as amended) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Los Angeles, California
April 4, 1997